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                                                                       EXHIBIT 9


                         OPINION AND CONSENT OF COUNSEL


The undersigned is general counsel to Security First Life Insurance Company ("Security First Life"), which acts as sponsor to Security First Life Separate Account A. I am an attorney authorized to practice law in the State of California.

It is my opinion that the variable annuity contracts to be offered by Security First Life pursuant to Post Effective Amendment No. 30 to the 33 Act Registration Statement No. 33-7094 and Post Effective Amendment No. 100 to the 40 Act Registration Statement No. 811-3365 will be legally issued and will be binding obligations of Security First Life.

I hereby consent to the use by Security First Life of this opinion as to the legality of the securities being registered in Post Effective Amendment No. 29 and Post Effective Amendment No. 99 to the above described Registration Statements.


                                        /s/  RICHARD C. PEARSON
                                        ---------------------------
                                        Richard C. Pearson


Los Angeles, CA
December 8, 1998